NSAR ITEM 77O
October 1, 2001 to March 31, 2002
VK Small Cap Growth Fund
10f-3 Transactions



Underwriting #   Underwriting     Purchased       Amount of    % of        Date of
                                  From            shares    underwriting   Purchase

    1          Community Health
               System             Goldman Sachs   15,000      0.06%        10/09/01

    2          Anthem, Inc.       Goldman Sachs    4,100      .009%        10/29/01

    3     AMN Healthcare Services UBS Warburg      2,100      0.02%        11/12/01

    4          Alcon, Inc.        Lehman Brothers  14,300     0.02%        03/21/02



Underwriters for #1
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Advest, Inc.
Bear,Stearns & Co. Inc.
CIBC World Markets Corp
Credit Lyonnais Securities (USA) Inc.
First Union Securities, Inc
Gerard Klauer Mattison & Co., Inc.
Jefferies & Company, Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.
Scotia Capital (USA) Inc.
Salomon Smith Barney Inc.
Kaefe, Bruyette & Woods, Inc.
Sandler O'Neill & Partners, L.P.


Underwriters for #2
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, L.P.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Epoch Securities, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
Prudential Securities Incorporated
Sandler O'Neill & Partners, L.P.
SunTrust Capital Merkets, Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
Dowling & Partners Securities, LLC
C.L. King & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Melvin Securities, L.L.C.
NatCity Investments, Inc.
Neuberger Berman, LLC
Ramirez & Co., Inc.
Stephens Inc.
Stifel, Nicholaus & Company, Incorporated
May Davis Group, Inc.


Underwriters for #3
Banc of America Securities LLC
UBS Warburg LLC
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Deutsche Banc Alex Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
U.S. Bancorp Piper Jaffray Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, LLC
Buckingham Research Group
First Southwest Company
Gerard Klauer Mattison & Co., Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
SunTrust Robinson Humphrey
Wells Fargo Van Kasper

Underwriters for #4
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
SG Cowen Securities Corporation
UBS Warburg LLC
ABN AMRO Rothschild LLC
Allen & Company Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
BNP Paribas